EXHIBIT 99.7

                            AMERICAN RIVER BANKSHARES

                    SALARY CONTINUATION AGREEMENT (Restated)
                    ----------------------------------------

         THIS SALARY CONTINUATION AGREEMENT (this "Agreement") is made and entered into this ____ day of __________, 2006, by and between American River Bankshares, a California corporation and bank holding company registered under the Bank Holding Company Act of 1956, as amended, with its main office in Rancho Cordova, California ("ARB") and David T. Taber (the "Executive"). This Agreement is a restatement of the Agreement entered into between ARB and the Executive on August 22, 2003 and is intended to be modified as necessary to comply with
Section 409A of the Internal Revenue Code of 1986, as amended (the "Code").

         WHEREAS, ARB is the parent bank holding company for subsidiaries which at the date of this Agreement include American River Bank, including is divisions, Bank of Amador, a division of American River Bank and North Coast Bank, a division of American River Bank and American River Financial (together, "Subsidiaries");

         WHEREAS, the Executive has contributed substantially to the success of ARB and its Subsidiaries, and ARB desires that the Executive continue in its employ;

         WHEREAS, to encourage the Executive to remain an employee of ARB, it is willing to provide salary continuation benefits to the Executive, which ARB will pay from its general assets;

         WHEREAS, none of the conditions or events included in the definition of the term "golden parachute payment" that is set forth in ss.18(k)(4)(A) of the Federal Deposit Insurance Act [12 U.S.C. ss.1828(k)(4)(A)] exists or, to the best knowledge of ARB, is contemplated by this Agreement insofar as ARB is concerned;

         WHEREAS, ARB and its Board of Directors have consulted with and have been advised by representatives of Meyer-Chatfield Corporation regarding compliance with applicable requirements of banking regulatory agencies having jurisdiction over ARB and its Subsidiaries pertaining to this Agreement including ARB's acquisition, ownership, control and title to and all rights and benefits under one or more policies of insurance that ARB may elect to purchase in connection with this Agreement, including, without limitation, Bulletin 2000-23 issued by the Office of the Comptroller of the Currency and pronouncements by the Board of Governors of the Federal Reserve System and the Federal Deposit Insurance Corporation related thereto;

         WHEREAS, it is the intent of the parties hereto that this Agreement be considered an unfunded arrangement maintained primarily to provide supplemental retirement benefits for the Executive, and to be considered a nonqualified benefit plan for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); and

         WHEREAS, the Executive is fully advised of ARB's financial status and the fact that the Executive has no interest in or rights under any insurance policies ARB may elect to purchase in connection with this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Executive and ARB hereby agree as follows:

                                    Article 1
                                   Definitions

         The following words and phrases used in this Agreement have the meanings specified:

         1.1 "Accrual Balance" means the amount required to be accrued by ARB as required under generally accepted accounting principles to account for benefits that may become payable to the Executive under this Agreement.

         1.2 "Change in Control" means, with respect to the Executive, the occurrence of a "Change in Control Event" described in Section 1.2.1 with respect to a corporation that is a "Service Recipient" as defined in Section
1.2.4. The term "Change in Control" as defined in this Section 1.2 is intended to comply with all relevant provisions of Proposed Treasury Regulation Section 1.409A-3(g)(5) relating to changes in the ownership or effective control of a corporation and changes in the ownership of a substantial portion of the assets of a corporation.

         1.2.1 A "Change in Control Event" occurs on the date any of the following events occur:

                  (a) Any one person, or more than one person acting as a group ("Person"), acquires ownership of stock of a corporation that, together with stock previously held by such Person, raises the total ownership from less than 50 percent of the total fair market value or total voting power of such corporation to more than 50 percent of such value or power.

                  (b) Any Person acquires, during the 12-month period ending on the date of the most recent acquisition, ownership of 35 percent or more of the total voting power of the stock of a corporation, without regard to the stock owned by the Person before the commencement of the 12-month period.

                  (c) A majority of the members of a corporation's board of directors is replaced in a 12-month period by directors who were not endorsed by a majority of the board prior to the election or appointment of each director.

                  (d) Any Person acquires, during the 12-month period ending on the date of the most recent acquisition, assets from a corporation with a gross fair market value equal to or more than 40 percent of the total gross fair market value of all the assets of such corporation prior to such acquisition or acquisitions. Gross fair market value shall be determined without regard to any liabilities associated with the assets. However, this subsection
                           (d) shall not apply to the transfer of assets: (i) to an entity that is controlled by the shareholders of such corporation immediately after the transfer; (ii) to a shareholder of such corporation with respect to the shareholder's stock or in exchange for more stock; (iii) to an entity of which such corporation owns 50 percent or more of the total value or voting power immediately after the transaction; (iv) to a Person that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of such corporation immediately following the transaction; or (v) to an entity, at least 50 percent of the total value or voting power of which is owned immediately following the transaction, directly or indirectly, by a Person which owns directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of such corporation.

         1.2.2    If any Person controls a corporation under paragraph (a) or
(b) of Section 1.2.1, the acquisition of additional control by the same Person shall not cause a Change in Control.

         1.2.3 Persons will be considered to be acting as a group in accordance with the provisions of Proposed Treasury Regulation Section 1.409A-3(g)(5)(vii)(C). For example, Persons will not be considered to be acting as a group solely because they purchase or own stock of a corporation at the same time, or as a result of the same public offering. However, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with a Service Recipient. Furthermore, if a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in each corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the merged corporation.

         1.2.4    The term "Service Recipient" includes all of the following:
(i) the corporation for which the Executive performs services (relating to the compensation deferred under this Agreement) at the time of a Change in Control Event; (ii) any corporation liable to pay deferred compensation under this Agreement; (iii) any corporation which owns more than 50 percent of the total fair market value and total voting power of any corporation described in clause
(i) or (ii); and (iv) any corporation in a chain of corporations in which each corporation owns more than 50 percent of the total fair market value and total voting power of another corporation in the chain ending in a corporation described in clause (i) or (ii).

         1.3      "Code" means the Internal Revenue Code of 1986, as amended.

         1.4 "Disability" shall have the meaning given such term in any policy of disability insurance maintained by ARB for the benefit of employees including the Executive; provided that the Executive must, by reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of at least 12 months (i) be unable to engage in any substantial gainful activity or (ii) receive income replacement benefits for a period of at least three months under an accident and health plan covering other employees of ARB or its Subsidiaries.

         1.5 "Early Termination" means the Termination of Employment before Normal Retirement Age for reasons other than death, Disability, Termination for Cause, or following a Change in Control.

         1.6 "Early Termination Date" means the month, day, and year in which Early Termination occurs.

         1.7      "Effective Date" means August 22, 2003

         1.8 "Intentional" shall mean an act or failure to act on the Executive's part that is not in good faith and is without a reasonable belief that the action or failure to act is in the best interests of ARB. No act or failure to act on the part of the Executive shall be deemed to have been intentional if it was due primarily to an error in judgment or negligence.

         1.9      "Normal Retirement Age" means the Executive's 65th birthday.

         1.10 "Normal Retirement Date" means the date on which the Termination of Employment occurs after the Executive attains the Normal Retirement Age.

         1.11 "Plan Year" means a twelve-month period commencing on August 1st, and ending on the last day of July of each year. The initial Plan Year shall commence on the Effective Date of this Agreement.

         1.12 "Termination for Cause" shall mean the occurrence of any one or more of the following:

                  (a) the willful, intentional and material breach of duty by the Executive in the course of his employment;

                  (b) the habitual and continued neglect by the Executive of his employment duties and obligations under this Agreement;

                  (c) the Executive's willful and intentional violation of any State of California or federal banking or securities laws, or of the Bylaws, rules, policies or resolutions of ARB or its Subsidiaries, or of the rules or regulations of the Board of Governors of the Federal Reserve System, California Department of Financial Institutions, Federal Deposit Insurance Corporation, or other regulatory agency or governmental authority having jurisdiction over ARB or its Subsidiaries;

                  (d) the determination by a state or federal banking agency or governmental authority having jurisdiction over ARB and its Subsidiaries that the Executive is not suitable to act in the capacity for which he is employed by ARB;

                  (e) the Executive is convicted of any felony or a crime involving moral turpitude or commits a fraudulent or dishonest act;

                  (f) the Executive discloses without authority any secret or confidential information concerning ARB or its Subsidiaries or takes any action which ARB's Board of Directors determines, in its sole discretion and subject to good faith, fair dealing and reasonableness, constitutes unfair competition with or induces any customer to breach any contract with ARB or its Subsidiaries; or

                  (g) the Executive breaches the terms or provisions of this Agreement.

         1.13 "Termination of Employment" means that the Executive ceases to be employed by ARB or any affiliate of ARB for any reason whatsoever, other than by reason of a leave of absence approved by ARB or such affiliate.

                                    Article 2
                                Lifetime Benefits

         2.1 Normal Retirement Benefit. Upon Termination of Employment on or after the Normal Retirement Age for reasons other than death, ARB shall pay to the Executive the benefit described in this Section 2.1 in lieu of any other benefit under this Agreement.

                  2.1.1    Amount of Benefit. The annual benefit under this
Section 2.1 is One Hundred Thousand Dollars ($100,000).

                  2.1.2 Payment of Benefit. ARB shall pay the annual benefit under Section 2.1 of this Agreement to the Executive in 12 equal monthly installments payable on the first day of each month commencing with the month following the Executive's Normal Retirement Date. The annual benefit shall be paid to the Executive for 15 years.

         2.2 Early Termination Benefit. Upon Early Termination and provided that the Executive's Early Termination Date occurs after the Executive's 62nd birthday, ARB shall pay to the Executive the benefit described in this Section
2.2 in lieu of any other benefit under this Agreement.

                  2.2.1    Amount of Benefit. The annual benefit under this
Section 2.2 is the Early Termination Benefit amount set forth on Schedule A for the Plan Year ending immediately prior to the Early Termination Date.

                  2.2.2 Payment of Benefit. ARB shall pay the annual benefit under Section 2.2 of this Agreement to the Executive in 12 equal monthly installments payable on the first day of each month commencing with the month following the Early Termination Date. The annual benefit shall be paid to the Executive for 15 years.

         2.3 Disability Benefit. Upon Termination of Employment due to Disability before Normal Retirement Age, ARB shall pay to the Executive the benefit described in this Section 2.3 in lieu of any other benefit under this Agreement.

                  2.3.1    Amount of Benefit. The annual benefit under this
Section 2.3 is the Disability Benefit amount set forth on Schedule A for the Plan Year ending immediately prior to the date on which the Termination of Employment occurs.

                  2.3.2 Payment of Benefit. ARB shall pay the Disability Benefit to the Executive in 12 equal monthly installments payable on the first day of each month commencing with the month following the Termination of Employment due to Disability. The annual benefit shall be paid to the Executive for 15 years.

         2.4 Change in Control Benefit. If during the active service of the Executive with ARB and within a period of two (2) years following consummation of a Change in Control, (i) the Executive's employment is terminated in connection with the Change in Control or (ii) without the Executive's consent and in connection with the Change in Control there occurs (A) any adverse change in the nature and scope of the Executive's salary or benefits, or (B) any event which reasonably constitutes a constructive termination (by resignation or otherwise) of the Executive's employment, then ARB shall pay to the Executive the benefit described in this Section 2.4 in lieu of any other benefit under this Agreement.

                  2.4.1    Amount of Benefit: The annual benefit under this
Section 2.4 is the Change in Control Benefit amount set forth in Schedule A for the Plan Year ending immediately prior to the date on which the Termination of Employment occurs.

                  2.4.2 Payment of Benefit: ARB shall pay the Change in Control benefit under Section 2.4 of this Agreement to the Executive in 12 equal monthly installments payable on the first day of each month commencing with the seventh (7th) month following the occurrence of any event described in clause
(i) or (ii) of Section 2.4. The annual benefit shall be paid to the Executive for 15 years.

                                    Article 3
                                 Death Benefits

         3.1 Death During Active Service. If the Executive dies before the Normal Retirement Age while in the active service of ARB, then ARB shall pay to the Executive's beneficiary the benefit set forth in Section 2.1 as if the Termination of Employment occurred on the date he would have attained the Normal Retirement Age. The annual benefit under this Section 3.1 shall be the amount specified in Section 2.1.1 and shall be payable as provided in Section 2.1.2, commencing on the first day of the month following the date of the Executive's death.

         3.2 Death During Benefit Period. If the Executive dies after any benefit payments provided pursuant to Article 2 have commenced under this Agreement but before receiving all such payments, ARB shall pay to the Executive's beneficiary, in lieu of any other benefits under this Agreement, the benefit set forth in Section 2.1 as if the Termination of Employment occurred on the date he would have attained the Normal Retirement Age. The annual benefit under this Section 3.2 shall be the amount specified in Section 2.1.1 and shall be payable as provided in Section 2.1.2, commencing on the first day of the month following the date of the Executive's death and continuing for the remaining number of payment periods after taking into account the number of benefit payments the Executive received prior to his death.

         3.3 Death After Termination of Employment But Before Benefit Payments Commence. If the Executive is entitled to any benefit payments under
Article 2 of this Agreement, but dies prior to the commencement of the benefit payments, ARB shall pay to the Executive's beneficiary, in lieu of any other benefit under this Agreement, the benefit set forth in Section 2.1 as if the Termination of Employment occurred on the date he would have attained the Normal Retirement Age. The annual benefit under this Section 3.3 shall be the amount specified in Section 2.1.1 and shall be payable as provided in Section 2.1.2, commencing on the first day of the month following the date of the Executive's death.

                                    Article 4
                                  Beneficiaries

         4.1 Beneficiary Designations. The Executive shall designate a beneficiary by filing a written designation with ARB. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Executive and accepted by ARB during the Executive's lifetime. The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive, or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive's estate.

         4.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incapacitated, or to a person incapable of handling the disposition of his or her property, ARB may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incapacitated person or incapable person. ARB may require proof of incapacity, minority or guardianship as it may deem appropriate before distribution of the benefit. Distribution shall completely discharge ARB from all liability for the benefit.

                                    Article 5
                               General Limitations

         5.1 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, ARB shall not pay any benefit under this Agreement if the Executive ceases to be employed by ARB as a result of a Termination for Cause.

         5.2 Suicide or Misstatement. ARB shall not pay any benefit under this Agreement if the Executive commits suicide within two (2) years after the date of this Agreement, or if the Executive has made any material misstatement of fact on any application for life insurance purchased by ARB.

         5.3 Insolvency. If a receiver is appointed for ARB or any of the Subsidiaries, all obligations under this Agreement shall terminate as of the date that ARB or any of the Subsidiaries is(are) declared insolvent, subject to any vested rights of the Executive under applicable law.

         5.4 FDIC Open-Bank Assistance. All obligations under this Agreement shall be terminated, subject to any vested rights of the Executive under applicable law, except to the extent it is determined that continuation of the contract is necessary for the continued operation of any of the Subsidiaries, at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of any of the Subsidiaries under the authority contained in Section 13(c) of the Federal Deposit Insurance Act [12 U.S.C. ss.1823(c)].

                                    Article 6
                          Claims and Review Procedures

         6.1 Claims Procedure. A person or beneficiary ("claimant") who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows

         6.1.1 Initiation - Written Claim. The claimant initiates a claim by submitting to ARB a written claim for the benefits.

         6.1.2 Timing of ARB Response. ARB shall respond to such claimant within 90 days after receiving the claim. If ARB determines that special circumstances require additional time for processing the claim, ARB can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which ARB expects to render its decision.

         6.1.3 Notice of Decision. If ARB denies part or all of the claim, ARB shall notify the claimant in writing of such denial. ARB shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth the following:

         6.1.3.1           The specific reasons for the denial;

         6.1.3.2 A reference to the specific provisions of the Agreement on which the denial is based;

         6.1.3.3 A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed;

         6.1.3.4 An explanation of the Agreement's review procedures and the time limits applicable to such procedures; and

         6.1.3.5 A statement of the claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

         6.2 Review Procedure. If ARB denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by ARB of the denial, as follows:

         6.2.1 Initiation - Written Request. To initiate the review, the claimant, within 60 days after receiving ARB's notice of denial, must file with ARB a written request for review.

         6.2.2 Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. ARB shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

         6.2.3 Considerations on Review. In considering the review, ARB shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

         6.2.4 Timing of ARB Response. ARB shall respond in writing to such claimant within 60 days after receiving the request for review. If ARB determines that special circumstances require additional time for processing the claim, ARB can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which ARB expects to render its decision.

         6.2.5 Notice of Decision. ARB shall notify the claimant in writing of its decision on review. ARB shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth the following:

         6.2.5.1           The specific reason for the denial;

         6.2.5.2 A reference to the specific provisions of the Agreement on which the denial is based;

         6.2.5.3 A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits; and

         6.2.5.4 A statement of the claimant's right to bring a civil action under ERISA Section 502(a).

                                    Article 7
                                  Miscellaneous

         7.1 Amendments and Termination. This Agreement may be amended or terminated only by a written agreement signed by ARB and the Executive.

         7.2 Binding Effect. This Agreement shall bind the Executive, ARB, and their beneficiaries, survivors, executors, successors, administrators and transferees.

         7.3 No Guarantee of Employment. This Agreement is not an employment policy or contract for employment. It does not give the Executive the right to remain an employee of ARB, nor does it interfere with ARB's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

         7.4 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

         7.5 Successors; Binding Agreement. ARB will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of ARB, by an assumption agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that ARB would be required to perform this Agreement if no such succession had occurred. ARB's failure to obtain an assumption agreement before effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to the Change in Control Benefit provided in Section 2.4.

         7.6 Tax Withholding. ARB shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

         7.7 Applicable Law. This Agreement and all rights hereunder shall be governed by the laws of the State of California, except to the extent preempted by the laws of the United States of America.

         7.8 Unfunded Arrangement. The Executive and beneficiary are general unsecured creditors of ARB for the payment of benefits under this Agreement. The benefits represent the mere promise by ARB to pay the benefits. Rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life purchased by ARB is a general asset of ARB as to which the Executive and beneficiary have no preferred or secured claim, or any right, title or interest.

         7.9 Entire Agreement. This Agreement constitutes the entire agreement between ARB and the Executive as to the subject matter hereof. This Agreement is intended to supersede any and all prior agreements between the parties relating the subject matter hereof. No rights are granted to the

Executive by virtue of this Agreement other than those specifically set forth herein.

         7.10 Administration. ARB shall have the power to administer this Agreement, including but not limited to the power to:

                  (a)      Interpret the provisions of the Agreement;

                  (b) Establish and revise the method of accounting for the Agreement;

                  (c)      Maintain a record of benefit payments; and

                  (d) Establish rules and prescribe any forms necessary or desirable to administer the Agreement.

         7.11 Named Fiduciary. ARB shall be the named fiduciary and plan administrator under the Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

         7.12 Severability. If for any reason any provision of this Agreement is determined by ARB's Board of Directors, acting in good faith on advice of counsel or other advisors, or is held by a court, arbiter or other tribunal of competent jurisdiction, to be invalid, unenforceable or in violation of any applicable law, rule or regulation, then this Agreement shall be modified to the minimum extent necessary to render it valid, enforceable and in compliance with applicable laws, rules and regulations, and as so modified, this Agreement shall continue in full force and effect.

         7.13 Headings. Caption headings and subheadings herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement.

         7.14 Notices. Any notices to be given hereunder shall be in writing and may be transmitted by personal delivery or by U.S. mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the Executive at the address listed in ARB's personnel file and to ARB at its principal business office located at 3100 Zinfandel Drive, Suite 450, Rancho Cordova, CA 95670. A party may change the address for receipt of notices by written notice in accordance with this paragraph 7.14. Notices delivered personally shall be deemed communicated as of the date of actual receipt; mailed notices shall be deemed communicated as of three (3) days after the date of mailing.

         7.15 Arbitration. All claims, disputes and other matters in question arising out of or relating to this Agreement or the breach or interpretation thereof, other than those matters which are to be determined by ARB in its sole and absolute discretion, shall be resolved by binding arbitration before a representative member, selected by the mutual agreement of the parties, of the Judicial Arbitration and Mediation Services, Inc. ("JAMS"), in accordance with the rules and procedures of JAMS then in effect. In the event

JAMS is unable or unwilling to conduct such arbitration, or has discontinued its business, the parties agree that a representative member, selected by the mutual agreement of the parties, of the American Arbitration Association ("AAA"), shall conduct such binding arbitration in accordance with the rules and procedures of the AAA then in effect. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with JAMS (or AAA, if necessary). In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. Any award rendered by JAMS or AAA shall be final and binding upon the parties, and as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns, and may be entered in any court having jurisdiction thereof. The obligation of the parties to arbitrate pursuant to this clause shall be specifically enforceable in accordance with, and shall be conducted consistently with, the provisions of Title 9 of Part 3 of the California Code of Civil Procedure. Any arbitration hereunder shall be conducted in Sacramento, California, unless otherwise agreed to by the parties.

         7.16 Attorneys' Fees and Costs. In the event of litigation, arbitration or any other action or proceeding between the parties to interpret or enforce this Agreement or any part thereof or otherwise arising out of or relating to this Agreement, the prevailing party shall be entitled to recover its costs related to any such action or proceeding and its reasonable fees of attorneys, accountants and expert witnesses incurred by such party in connection with any such action or proceeding. The prevailing party shall be deemed to be the party which obtains substantially the relief sought by final resolution, compromise or settlement, or as may otherwise be determined by order of a court of competent jurisdiction in the event of litigation, an award or decision of one or more arbitrators in the event of arbitration, or a decision of a comparable official in the event of any other action or proceeding. Any obligation to indemnify under this Agreement includes the obligation to pay reasonable fees of attorneys, accountants and expert witnesses incurred by the indemnified party in connection with matters subject to indemnification.

         7.17 Internal Revenue Code Section 280G. If all or any portion of the amounts payable to the Executive pursuant to this Agreement alone or together with other payments which the Executive has the right to receive from ARB, constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), that are subject to the excise tax imposed by Section 4999 of the Code (or similar tax and/or assessment), such amounts payable hereunder shall be reduced to the extent necessary, after first applying any similar reduction in payments to be received from any other plan or program sponsored by ARB from which the Executive has a right to receive payments subject to Sections 280G and 4999 of the Code, including without limitation any employment agreement made between ARB and the Executive, so as to cause a reduction of any excise tax pursuant to Section 4999 of the Code to equal "zero".

         7.18 Review Procedure. Not less frequently than every three (3) years during the term of this Agreement prior to the Executive commencing to receive any benefits hereunder, ARB will review this Agreement and the benefits that may become payable hereunder to determine whether to maintain the benefits at the amounts specified in this Agreement or to increase the benefits. If ARB determines, in its sole discretion, to increase the benefits, Schedule A shall be appropriately modified.



         IN WITNESS WHEREOF, the Executive and the Chairman of the Board of ARB have executed this Salary Continuation Agreement in the City of Sacramento, State of California, as of the day and year first written above.


EXECUTIVE:                                ARB:

                                          AMERICAN RIVER BANKSHARES

                                          By:
-----------------------------                 ---------------------------------
David T. Taber                                  Charles D. Fite
                                                Chairman of the Board

                             BENEFICIARY DESIGNATION

                            AMERICAN RIVER BANKSHARES

                          SALARY CONTINUATION AGREEMENT

         I, David T. Taber, designate the following as beneficiary of any benefits to which I may be entitled under my Salary Continuation Agreement with American River Bankshares dated August 22, 2003:


Primary:
            --------------------------


Contingent:
            --------------------------



         Note: To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.

         I understand that I may change these beneficiary designations by filing a new written designation with American River Bankshares. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or if I have named my spouse as beneficiary and our marriage is subsequently dissolved.


Signature:
           --------------------------

Date:      August ___, 2003



Accepted by American River Bankshares this _____day of August, 2003


By:
    --------------------------------
         Charles D. Fite
         Chairman of the Board

                                                    SCHEDULE A

                                             AMERICAN RIVER BANKSHARES

                                           SALARY CONTINUATION AGREEMENT

                                                FOR DAVID T. TABER

         ---------------------------------------------------------------------------------------------------------
                                     Age At                        Early                           Change in
                      Plan Year       Plan                      Termination       Disability        Control
             Plan      Ending         Year        Accrual         Benefit          Annual           Benefit
             Year       07/31         End         Balance       Payable(1)        Benefit(2)       ss.2.4(3)
         ---------------------------------------------------------------------------------------------------------
              1         2004           44         $10,698           $0              $1,098          $64,970
         ---------------------------------------------------------------------------------------------------------
              2         2005           45         $22,895           $0              $2,349          $64,970
         ---------------------------------------------------------------------------------------------------------
              3         2006           46         $36,746           $0              $3,771          $64,970
         ---------------------------------------------------------------------------------------------------------
              4         2007           47         $52,424           $0              $5,379          $64,970
         ---------------------------------------------------------------------------------------------------------
              5         2008           48         $70,117           $0              $7,195          $64,970
         ---------------------------------------------------------------------------------------------------------
              6         2009           49         $90,031           $0              $9,238          $64,970
         ---------------------------------------------------------------------------------------------------------
              7         2010           50        $112,388           $0             $11,532          $64,970
         ---------------------------------------------------------------------------------------------------------
              8         2011           51        $137,437           $0             $14,102          $64,970
         ---------------------------------------------------------------------------------------------------------
              9         2012           52        $165,437           $0             $16,976          $64,970
         ---------------------------------------------------------------------------------------------------------
              10        2013           53        $196,687           $0             $20,182          $64,970
         ---------------------------------------------------------------------------------------------------------
              11        2014           54        $231,500           $0             $23,755          $64,970
         ---------------------------------------------------------------------------------------------------------
              12        2015           55        $270,224           $0             $27,728          $64,970
         ---------------------------------------------------------------------------------------------------------
              13        2016           56        $313,234           $0             $32,142          $64,970
         ---------------------------------------------------------------------------------------------------------
              14        2017           57        $360,942           $0             $37,037          $64,970
         ---------------------------------------------------------------------------------------------------------
              15        2018           58        $413,795           $0             $42,460          $64,970
         ---------------------------------------------------------------------------------------------------------
              16        2019           59        $472,278           $0             $48,461          $64,970
         ---------------------------------------------------------------------------------------------------------
              17        2020           60        $536,921           $0             $55,094          $64,970
         ---------------------------------------------------------------------------------------------------------
              18        2021           61        $608,299           $0             $62,419          $64,970
         ---------------------------------------------------------------------------------------------------------
              19        2022           62        $687,040         $70,498          $70,498          $64,970
         ---------------------------------------------------------------------------------------------------------
              20        2023           63        $773,824         $79,404          $79,404          $64,970
         ---------------------------------------------------------------------------------------------------------
              21        2024           64        $869,392         $89,210          $89,210          $64,970
         ---------------------------------------------------------------------------------------------------------
              22        2025           65        $974,547        $100,000          $100,000         $64,970
         ---------------------------------------------------------------------------------------------------------



------------------------------------
(1) The total annual benefit for 15 years following Termination of Employment using an assumed rate of return of 7%.
(2) The total annual benefit for 15 years following Termination of Employment due to Disability using an assumed rate of return of 7%.
(3) The total annual benefit for 15 years following Change in Control using an assumed rate of return of 0%.